EXHIBIT 10.1

AGREEMENT OF SALE AND PURCHASE

THIS AGREEMENT OF SALE AND PURCHASE (“Agreement”) is made this 29th day of December, 2006 between KeyTronic Corporation, a Washington corporation, having an address at North 4424 Sullivan Road, Spokane, Washington 99216 (“Seller”) and ADEVCO CORPORATION or its nominee, a Georgia corporation, having an address at 3867 Holcomb Bridge Road, Suite 800, Norcross, GA 30092 (“Buyer”). This Agreement is to be effective as of the date this Agreement has been executed and delivered by the last party to sign, as evidenced by the dates next to the respective signatures of Seller and Buyer on the execution page(s) of this Agreement (the “Effective Date”).

In consideration of the covenants and provisions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Agreement to Sell and Purchase. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms and conditions of this Agreement, those certain tracts or parcels of land, with the building of approximately 45,448 square feet situate thereon, known as 4201 Del Rey Boulevard, consisting of approximately 23.0+/- acres, located in Las Cruces, Dona Ana County, New Mexico, as more fully described in the legal description attached hereto as Exhibit “A”, (the “Real Property”) and all the buildings and other improvements situated thereon, including all fixtures, equipment, and other personal property (collectively, the “Personal Property”) attached or appurtenant to, located in or on, or used in connection with the Real Property including without limitation, the personal property listed on attached Exhibit “B” and all intangible property (the “Intangible Property”) owned by Seller and pertaining to the Real Property, including without limitation, plans and specifications, engineering plans and studies, floor plans and landscape plans, telephone exchange numbers, permits, approvals, variances and development and utility rights and allotments [the Real Property, the Personal Property and the Intangible Property are collectively called the “Property”].

2. Purchase Price.

(a) The purchase price for the Property is Four Million Two Hundred Eighty Two Thousand Five Hundred Twenty-one Dollars and xx/100 ($4,282,521.00) (the “Purchase Price”), payable as follows:

(i) Twenty-five Thousand Dollars ($25,000.00) (the “Initial Deposit”) by wire transfer or check payable to First American Title Insurance Company (“Escrow Agent”), which Buyer shall deliver to Escrow Agent within seven (7) business days after execution of this Agreement; in the event Buyer fails to deliver the Initial Deposit to Escrow Agent in accordance with the foregoing, this Agreement shall be void and of no force or effect.

(ii) One Hundred Fifty Thousand Dollars ($150,000.00) (the “Additional Deposit”) by wire transfer or check payable to Escrow Agent which Buyer shall deliver to Escrow Agent within five (5) business days following expiration of the Due Diligence Period (as defined below) provided Buyer does not elect to terminate this Agreement prior to the expiration of the Due Diligence Period.

(ii) The balance of the Purchase Price shall be paid to Seller at Settlement (as defined below) in cash by wire transfer of immediately available federal funds.

(b) The Initial Deposit and the Additional Deposit, together with all interest earned thereon, shall collectively be referred to as the “Deposit”. The Deposit shall be held in an interest bearing, federally insured account, by Escrow Agent in accordance with this Agreement pending consummation of this transaction. At the completion of Settlement, the Deposit, less any accrued interest, shall be paid to Seller on account of the Purchase Price. Any interest earned on the Deposit shall be paid to Buyer unless Seller shall be entitled to the Deposit by reason of a default by Buyer, in which case such interest shall be paid to Seller. Buyer’s Federal Tax I.D. Number is 58-19115670; Seller’s Federal Tax I.D. Number is 91-0849125.

(c) If there is a dispute between Seller and Buyer regarding whether the Deposit shall be returned to Buyer or delivered to Seller, Escrow Agent shall have no obligation to either Seller or Buyer except to interplead the proceeds into an appropriate court of competent jurisdiction. Escrow Agent may act upon any instrument or other writing believed by Escrow Agent in good faith to be genuine and to be signed and presented by the proper person. Escrow Agent shall not be liable in connection with the performance by Escrow Agent of its duties hereunder, except for Escrow Agent’s own fraudulent misconduct or gross negligence. Escrow Agent shall be under no obligation to institute or defend any action, suit or legal proceeding in connection herewith or to take any other action likely to involve Escrow Agent in expense (except to interplead the Deposit as aforesaid) unless first indemnified to its reasonable satisfaction by Seller and Buyer.

(d) Notwithstanding anything to the contrary contained in this Agreement, if Buyer elects to terminate this Agreement pursuant to Paragraph 6(b) below, Escrow Agent is irrevocably authorized and directed to pay the Initial Deposit, together with all interest earned thereon to Buyer, without the consent of, and notwithstanding any objection by Seller.

3. Settlement. Settlement shall be held thirty (30) days after the expiration of the Due Diligence Period, or on such earlier date as Buyer and Seller may mutually agree, at such time and place as Buyer and Seller may mutually agree (“Settlement”).

4. Condition of Title.

(a) Title to the Property shall be good and marketable and free and clear of all liens and encumbrances. Between the time period commencing on the Effective Date and ending on the earlier of Settlement or termination of this Agreement, Seller agrees that it will take no voluntary action to convey any interest in the Property to anyone other than Buyer nor will Seller encumber the Property. At the time of Settlement, Seller will cause the Property to be released or otherwise discharged from any lien, securing the payment of a sum certain (“Lien”).

(b) Following the Effective Date, Seller will order a title search to be performed with regard to the Property, and will cause a title insurance commitment (“Title Commitment”) to be issued and delivered to Buyer with regard to the Property, at Seller’s expense. In addition, Seller shall obtain and deliver to Buyer, at its expense, a current ALTA/ACSM survey of the Property (the “Survey”). The Title Commitment and the Survey shall be delivered to Buyer no later than twenty (20) days after the Effective Date. Subject to Seller’s timely delivery of the Title Commitment and Survey to Buyer, then on or before the expiration of the Due Diligence Period (the “Title Objection Date”), Buyer will give notice to Seller of (i) the existence of any title defect, lien, or encumbrance which Buyer finds objectionable and (ii) any matter disclosed by the Survey which Buyer finds objectionable (such matters being “Defects” and each being a “Defect”). If, by the Title Objection Date, Buyer does not give notice to Seller of any Defects, at the time of Settlement Buyer agrees to accept title to the Real Property subject to the matters disclosed in the Title Commitment and Survey, except for any Lien. If, by the Title Objection Date, Buyer gives notice to Seller of one or more Defects, Seller shall, within five (5) days after receiving such notice, give notice to Buyer that Seller will or will not attempt to cure such Defects to Buyer’s reasonable satisfaction. If Seller elects not to attempt to cure the Defects, Buyer shall be entitled, by giving notice to Seller within five (5) days after receiving such notice from Seller, to terminate this Agreement and have the Deposit returned to it. If Seller elects to attempt to cure the Defects, but at the time of Settlement the Defects have not been cured, Buyer’s sole option shall be either to (i) terminate this Agreement and receive back the Deposit or (ii) complete Settlement and accept title to the Real Property subject to the uncured Defects, without an abatement of the Purchase Price, except to the extent of any Lien.

5. Representations and Warranties.

(a) Seller, to induce Buyer to enter into this Agreement and to complete the sale and purchase of the Property hereunder, represents, warrants and covenants to Buyer as follows:

(i) Any management, employment, service, equipment, supply, maintenance, water, sewer, or other agreements or agreements with municipalities with respect to or affecting the Property which will burden the Property or Buyer after Settlement, to the extent of Seller’s knowledge, will be Seller’s responsibility to deliver a copy of same to Buyer within three (3) business after the Effective Date.

(ii) There are no leases, whether oral or written, affecting the Property.

(iii) Seller is a duly existing Washington corporation and has the power and authority to enter into this Agreement and to consummate the transactions herein contemplated.

(iv) Neither the execution and delivery of this Agreement, nor compliance with the terms and conditions of this Agreement by Seller, nor the consummation of the sale, constitutes or will constitute a violation or breach of the Articles of Incorporation of Seller, or of any agreement or judicial order to which Seller is a party or to which Seller is subject.

(v) There are no proceedings pending or, to the best of Seller’s knowledge, threatened by or against Seller in bankruptcy, insolvency or reorganization in any state or federal court.

(vi) Seller has not granted any options or rights of first refusal to any party to purchase or otherwise acquire any interest in the Property.

(vii) There is no action, suit, claim, proceeding or other investigation pending or to Seller’s knowledge, threatened against the Property, before any court, or other governmental authority or arbitrator.

(viii) Seller has not received written notice from any governmental authority that the existing use, maintenance and operation of the Property violates any applicable laws.

(ix) There are no real estate tax contests or litigation related thereto currently pending.

(x) To Seller’s knowledge, neither Seller nor any prior owner or user of the Real Property has engaged in or permitted any operation or activities upon, or any use or occupancy of the Property for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any hazardous materials in violation of applicable laws. To Seller’s knowledge, no underground storage tanks are presently located on, or have been removed from, or have been filled-in place at the Property.

(xi) All utilities (e.g. gas, water, electric, telephone and cable) are available to the property line of the Entire Property and Building Property.

Each of the representations and warranties of Seller shall terminate upon Settlement.

(b) Buyer, to induce Seller to enter into this Agreement and to complete the sale and purchase of the Property hereunder, represents, warrants and covenants to Seller as follows:

(i) Neither the execution and delivery of this Agreement, nor compliance with the terms and conditions of this Agreement by Buyer, nor the consummation of the purchase, constitutes or will constitute a violation or breach of the Articles of Incorporation of Buyer, or of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

(ii) There are no proceedings pending or, to the best of Buyer’s knowledge, threatened, by or against Buyer in bankruptcy, insolvency or reorganization in any state or federal court.

(iii) Buyer is duly formed, validly existing and in good standing under the laws of the State of Georgia. Buyer has duly authorized, executed and delivered this Agreement.

Each of the representations and warranties of Buyer set forth above shall terminate upon Settlement.

6. Conditions of Buyer’s Obligations. The obligation of Buyer under this Agreement to purchase the Property from Seller is subject to the satisfaction at Settlement of each of the following conditions (any one of which may be waived in whole or in part by Buyer at or prior to Settlement):

(a) All of the representations and warranties by Seller set forth in this Agreement shall be true and correct at and as of Settlement in all material respects as though such representations and warranties were made at and as of Settlement, except for changes therein expressly consented to by Buyer in writing. Seller shall have performed, observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed on its part prior to or as of Settlement.

(b) Buyer shall have a period from the Effective Date through the date which is sixty (60) days thereafter (the “Due Diligence Period”) to conduct due diligence investigations and analysis of the Property and all information pertaining to the Property. If Buyer determines, for any or no reason, that it does not desire to acquire the Property and notifies Seller by 5:00 p.m. Eastern Standard Time or Eastern Daylight Time (as then currently applicable) on the last day of the Due Diligence Period of its election to terminate this Agreement, the Initial Deposit shall be returned to Buyer, this Agreement thereupon shall become void and there shall be no further obligation or liability on either of the parties hereto, except as otherwise specifically provided herein. Buyer’s failure to deliver notice to Seller of its election to terminate this Agreement prior to 5:00 p.m. EST/EDT on the last day of the Due Diligence Period shall be deemed a waiver of Buyer’s right to terminate this Agreement pursuant to this Paragraph 6(b).

(c) Within three (3) days after the Effective Date, Seller shall deliver to Buyer the items listed on Exhibit “C” attached hereto (collectively, “Seller’s Materials”). Buyer shall keep Seller’s Materials and all information obtained by Buyer as part of its due diligence review of the Property (“Buyer’s Materials”) confidential and, except as may otherwise be required by law, shall not share any of the foregoing with anyone other than Buyer’s directors, officers, employees, lenders, investors, outside counsel, accounting firm, and other professional consultants (all of whom are collectively referred to as the “Related Parties”) who, in Buyer’s judgment, need to know such information for evaluating a possible purchase of the Property.

(d) At Settlement, Seller shall deliver to Buyer duly executed originals of the following:

(i) A special warranty deed to the Property duly executed and acknowledged by Seller and in proper form for recording (the “Deed”);

(ii) An assignment and valid bill of sale for the Personal Property and Intangible Property, without warranties except as to title to the Personal Property and Intangible Property;

(iii) A Nonforeign Person Certification in the form attached hereto as Exhibit “D”, as required under Section 1445 of the Internal Revenue Code and any non-residency or similar form required under the laws of the State of New Mexico;

(iv) To the extent not previously made available to Buyer, originals of the following instruments (or copies if originals are unavailable):

(A) plans and specifications, environmental and engineering reports and studies for the Real Property; and

(B) all permits and certificates of occupancy relating to the operation of the Real Property;

(viii) All keys and combinations to locks at the Property, to the extent in Seller’s possession;

(ix) An owner’s title affidavit in customary form reasonably acceptable to Buyer’s title insurer;

(x) evidence that all management and leasing agreements have been terminated; and

(xi) an unconditional Certificate of Occupancy or other municipal inspection certificate or approval that may be required to be obtained as a condition to the conveyance of the Real Property by Seller to Buyer. If applicable, Buyer shall apply for and pay any fees required for any such certificate prior to the Settlement. Seller will assist Buyer in so procuring any such certificate, but will not be responsible for providing same.

Unless all the foregoing conditions contained in this Section are satisfied within the time period specified, or if no time period is specified, prior to or at Settlement, Buyer or Seller may (i) extend the date for Settlement until such conditions are satisfied (not to exceed thirty [30] days), or (ii) terminate this Agreement and have the Deposit refunded to Buyer, or (iii) complete Settlement, in which event this Agreement shall be read as if such conditions no longer existed.

7. Possession. Possession of the Property shall be given to Buyer at Settlement, free of any leases free of other claims to or rights of possession by delivery of the Deed. The Deed shall be prepared by Seller at Seller’s expense.

8. Apportionments; Credits; Taxes.

1. (a) Real estate taxes, all utilities, operating expenses and other apportionable income and expenses paid or payable by Seller shall be apportioned pro rata on a per diem basis as of Settlement. Real Estate taxes shall be apportioned based on the fiscal year of the taxing authority. Seller shall cause any and all public utilities serving the Property to issue final bills to Seller on the basis of readings made as of Settlement and all such bills shall be paid by Seller.

(b) All bond transfer costs, property transfer and documentary taxes imposed on or in connection with this transaction shall be paid by Seller. In addition, Seller shall be responsible for paying the cost of the title insurance premium in the amount of the Purchase Price. Buyer shall be responsible for the payment of any and all title insurance endorsements that it elects to procure.

9. Condemnation. Seller covenants and warrants that Seller has not heretofore received any notice of any condemnation proceeding or other proceeding in the nature of eminent domain in connection with the Property. If prior to Settlement any such proceeding is commenced or any change is made, or proposed to be made, to the current means of ingress and egress to the Property or to the roads or driveways adjoining the Property, or to change such ingress or egress or to change the grade thereof, Seller agrees to notify Buyer thereof. Buyer then shall have the right, at Buyer’s option, to terminate this Agreement by giving written notice to Seller within five (5) days after receipt of such notice in which event the Deposit shall be refunded to Buyer. If Buyer does not so terminate this Agreement, Buyer shall proceed to Settlement hereunder as if no such proceeding had commenced and will pay Seller the full Purchase Price in accordance with this Agreement; Seller shall assign to Buyer all of its right, title and interest in and to any compensation for such condemnation, and Seller shall not negotiate or settle any claims for compensation prior to Settlement without Buyer’s participation.

10. Default by Buyer. If Buyer, without the right to do so and in default of its obligations hereunder, fails to complete Settlement, the Deposit shall be paid to Seller. Such payment of the Deposit to Seller shall be deemed to be liquidated damages for Buyer’s default and the receipt of same shall be Seller’s exclusive and sole remedy, and Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer.

11. Default by Seller. If Seller, without the right to do so and in default of its obligations hereunder, fails to complete Settlement, Buyer, as its sole and exclusive remedy, may elect to (a) have the Deposit returned to Buyer and be reimbursed for its actual and documented out-of-pocket expenses, or (b) exercise the remedy of specific performance to cause Seller to convey to Buyer title to the Property. The provisions of this Paragraph shall not limit Buyer’s recourse against Seller with respect to Seller’s indemnification of Buyer pursuant to Paragraph 13 below and any obligation of Seller under this Agreement or any closing document that requires performance after Settlement.

12. Risk of Loss. Seller shall bear the risk of all loss or damage to the Property from all causes except acts of Buyer until Settlement. Seller represents that it has, and will maintain pending Settlement, a policy of fire and extended coverage insurance in at least the full amount of the replacement cost of all buildings and improvements located on the Property, if any. If at any time prior to Settlement any portion of the Property is destroyed or damaged as a result of fire or any other casualty whatsoever, Seller shall give notice thereof to Buyer, and Buyer shall have the right, at Buyer’s option, to terminate this Agreement by giving written notice to Seller within five (5) days after receipt of Seller’s notice in which event the Deposit shall be refunded to Buyer. If Buyer does not so terminate this Agreement, then, at Settlement, all unpaid claims and rights in connection with any such losses shall be assigned to Buyer, Seller shall pay to Buyer the amount of any “deductible” or uninsured loss, and the Purchase Price shall not be affected.

13. Brokerage. Each party represents and warrants to the other that it has not dealt with any broker other than Mr. Michael White of CBRE (“CBRE”). Seller shall pay to CBRE at Settlement a commission pursuant to a separate agreement between Seller and CBRE. Seller agrees to indemnify, defend and hold Buyer harmless from and against any broker’s claim arising from any breach by Seller of Seller’s representation and warranty in this paragraph. Buyer agrees to indemnify, defend and hold Seller harmless from and against any broker’s claim arising from any breach by Buyer of Buyer’s representation and warranty in this paragraph. The foregoing indemnification obligations of Seller and Buyer shall survive Settlement.

14. Operation of the Property Prior to Settlement. Prior to Settlement:

(a) Subject to the terms of the Lease Agreement, the Property shall be operated, managed and maintained by Seller in its present condition, reasonable wear and tear excepted.

(b) At reasonable times following reasonable notice, Buyer, its accountants, architects, attorneys, engineers, contractors and other representatives shall be afforded reasonable access as follows (collectively, “Buyer’s Access Rights”):

(i) to the Property to inspect, measure, appraise, test and make surveys of the Property; provided, however, that Buyer shall be obligated to obtain Seller’s prior approval for the performance of any invasive or intrusive environmental testing, such approval not to be unreasonably withheld or delayed if same is recommended by Buyer’s environmental engineer and Buyer’s written request to Seller therefor is accompanied by a summary of the proposed scope of work; and

(ii) to the records and files relating to the Property, and at Buyer’s expense, to make copies of such records and files; provided, however, that Buyer shall return all copies of such records and files if Settlement does not occur under this Agreement.

Buyer shall restore any area on the Real Property disturbed in the course of Buyer’s testing to substantially the condition existing prior to any tests conducted by Buyer. Prior to making any entry upon the Real Property, Buyer will deliver to Seller an insurance certificate naming Seller as the certificate holder, evidencing a minimum of $1,000,000.00 of comprehensive general liability insurance and naming Seller as additional insured thereunder. Such certificate shall state that the insurance coverage may not be canceled or modified except upon thirty (30) days’ prior written notice to Seller. Buyer agrees to indemnify, defend, and hold Seller harmless from and against any claim made against Seller as a result of any entry upon the Real Property and any activities conducted thereon by Buyer or on behalf of Buyer. The foregoing indemnification obligation of Buyer shall survive Settlement and shall survive any termination of this Agreement.

(c) Seller shall comply with all agreements and contractual arrangements affecting the Property by which Seller is bound.

(d) Seller shall notify Buyer of Seller’s receipt of any notice from any party alleging that Seller is in default of its obligations under any permit or agreement affecting the Property, or any portion or portions thereof.

(e) No contract for or on behalf of or affecting the Property shall be negotiated or entered into which cannot be terminated by Seller prior to Settlement without charge, cost, penalty or premium.

15. Notice. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered (i) in person, (ii) by registered or certified mail, return receipt requested, (iii) by recognized overnight delivery service providing positive tracking of items (for example, Federal Express), or (iv) by facsimile provided a copy is sent concurrently by one of the methods described in (i), (ii) or (iii) above, addressed as follows or at such other address of which Seller or Buyer shall have given notice as herein provided:

If intended for Seller:

and a copy to:

Keytronic Corporation

North 4424 Sullivan Road

Lower Level

Spokane Valley, Washington 99216

Attention:                         , Law Department

Fax: ( )

If intended for Buyer:

c/o Adevco Corporation

3867 Holcomb Bridge Road, Suite 800

Norcross, GA 30092

Attn: Michael Bell, Senior Vice President

Fax: (770) 441-7611

with a copy to:

Peter M. Hartman, Esquire

Hartman, Simons, Spielman & Wood, LLP

6400 Powers Ferry Road, NW

Suite 400

Atlanta, GA 30339

Fax: (770)303-1158

All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof only upon receipt by the party to whom such notice is sent. Notices by the parties may be given on their behalf by their respective attorneys.

16. Non-Disclosure. Neither party shall make public disclosure with respect to this transaction before the Settlement except:

(a) as may be required by law, including without limitation disclosure required under securities laws, or by the Securities and Exchange Commission, or by the rules of any stock exchange, or in connection with any filing or registration made by either party as the issuer of publicly traded securities;

(b) to such, attorneys, accountants, present or prospective sources of financing, partners, directors, officers, employees and representatives of either party or of such party’s advisors who need to know such information for the purpose of evaluating and consummating the transaction, including the financing of the transaction; and

(c) as may be permitted specifically by the terms of this Agreement.

17. “As Is” Sale.

Buyer hereby represents and warrants to Seller that, except as otherwise expressly set forth in this Agreement or in any agreement to be delivered at Settlement, Buyer has not entered into this Agreement based upon any representation, warranty, statement or expression of opinion by Seller or any person or entity acting or allegedly acting for or on behalf of Seller with respect to Seller or the Property, and Buyer acknowledges and agrees that, except for the covenants, representations and warranties of Seller expressly contained in this Agreement or in any agreement to be delivered at Settlement, the Property shall be sold and conveyed (and accepted by Buyer at Settlement), subject to the terms and provisions of this Agreement, AS IS, WHERE IS, WITH ALL DEFECTS AND WITHOUT ANY WRITTEN OR ORAL REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW.

18. Miscellaneous.

(a) Except as otherwise specifically provided in this Agreement, all representations and warranties contained in this Agreement shall expire upon Settlement.

(b) All times specified in this Agreement shall be of the essence of this Agreement. If any date herein set forth for the performance of any obligations by Seller or Buyer or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or federal holiday on which financial institutions or post offices are generally closed in the state in which the Real Property is located.

(c) The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

(d) Buyer may, without Seller’s consent, assign this Agreement to any parent, subsidiary or affiliate of Buyer. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and, to the extent herein permitted, assigns.

(e) This Agreement, including the exhibits attached hereto, contains the whole agreement as to the Property between Seller and Buyer and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise of any kind whatsoever concerning this sale and purchase. This Agreement shall not be altered, amended, changed or modified except in writing executed by the parties hereto.

(f) This Agreement shall be construed in accordance with the laws of the state in which the Property is located.

(g) Both parties to this Agreement having participated fully and equally in the negotiation and preparation hereof, this Agreement shall not be more strictly construed, or any ambiguities within this Agreement resolved, against either party hereto.

(h) Seller agrees not to solicit or accept any offers for the sale or lease of the Property or enter into negotiations for the sale or lease of the Property as long as this Agreement is in effect.

(i) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one original Agreement.

IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this Agreement to be duly executed, under seal, as of the day and year first written above.

Date: January 4, 2007	SELLER:
Keytronic Corporation,
a Washington corporation

	By:	/s/ Ronald F. Klawitter
Name: Ronald F. Klawitter
Title: Executive Vice President, CFO & Treasurer

By:
Name:
Title:

Date: January 2, 2007	BUYER:
ADEVCO CORPORATION, a Georgia corporation

	By:	/s/ J. Michael Bell
Name: J. Michael Bell
Title: Executive Vice President

Escrow Agent hereby joins in the execution of this Agreement for the purposes of acknowledging receipt of the Initial Deposit and agreeing to hold the Initial Deposit, and Additional Deposit, if made, in accordance with the terms of this Agreement.

Date: December , 2006	FIRST AMERICAN TITLE INSURANCE
COMPANY

By:
Name:
Title:

EXHIBIT “A”

LEGAL DESCRIPTION

EXHIBIT “B”

PERSONAL PROPERTY

TO BE COMPLETED DURING DUE DILIGENCE

EXHIBIT “C”

SELLER’S MATERIALS

Environmental Site Assessments.

Property Assessment Reports.

Existing Survey.

Existing Title Reports.

Notices of Violations.

Certificates of Occupancy.

Maintenance, Service and Capital Expenditure Reports.

Utility Bills.

Real Estate Tax Bills.

Warranties.

Any other information reasonably requested by Buyer from time to time.

EXHIBIT “D”

NONFOREIGN PERSON CERTIFICATION

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Liberty Property Limited Partnership (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and income tax regulations);

2. The correct U.S. taxpayer identification number for Transferor is                     ; and

3. The correct office address for Transferor is:

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

,
a corporation

By:
Name:
Title:

Date: